As filed with the U.S. Securities and Exchange Commission on June 26, 2025.

Registration No. 333-286239

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Boqii Holding Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	5990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Building 9, No. 388, Shengrong Road, Pudong

New District, Shanghai 201210, People’s Republic of China

+86-21-68826799

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Blankenship

Beniamin D. Smolij

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, Texas 77002-2925

(713) 651-2600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Boqii Holding Limited is filing this Amendment No. 4 (this “Amendment”) to its Registration Statement on Form F-1 (File No. 333-286239) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description of Document
3.1**	Eleventh Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2**	Thirteenth Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1**	Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2**	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.3**	Deposit Agreement among the Registrant, the depositary and owners of the American Depositary Shares
5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered
5.2**	Legal opinion of Guangdong Shenmou Law Firm regarding certain PRC legal matters
8.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Island tax matters (included in Exhibit 5.1)
10.1**	The Amended and Restated 2018 Global Share Plan
10.2**	Indemnification Agreement between the Registrant and its directors and executive officers
10.3**	Employment Agreement between the Registrant and its executive officers
10.4**†	Tenth Amended and Restated Warrant Holders and Shareholders Agreement by and among the Registrant, its ordinary shareholder, preferred shareholders and other parties named therein dated August 19, 2020
10.5**	English translation of Exclusive Technical Consulting and Service Agreement entered into on August 4, 2020 by and between Shanghai Xincheng and Shanghai Guangcheng
10.6**	English translation of Intellectual Property License Agreement entered into on August 4, 2020 by and between Shanghai Xincheng and Shanghai Guangcheng
10.7**	English translation of Shareholders’ Voting Rights Proxy Agreement entered into on August 4, 2020, by and among Shanghai Xincheng, Shanghai Guangcheng, and then shareholders of Shanghai Guangcheng
10.8**	English translation of Equity Pledge Agreement entered on October 16, 2019, by and between Shanghai Xincheng, Shanghai Guangcheng, and then shareholders of Shanghai Guangcheng
10.9**	English translation of Equity Pledge Agreement entered on August 4, by and between Shanghai Xincheng, Shanghai Guangcheng, and Shanghai Chelin Information Technology Center (Limited Partnership), a then shareholders of Shanghai Guangcheng
10.10**	English translation of Exclusive Call Option Agreement entered on August 4, 2020, by and between Shanghai Xincheng, Shanghai Guangcheng and then shareholders of Shanghai Guangcheng
10.11**	English translation of Loan Agreement entered into on August 4, 2020 by and between shareholders of Shanghai Guangcheng and Shanghai Xincheng.
10.12**	English translation of Exclusive Technical Consulting and Service Agreement entered into on September 26, 2019 by and between Xingmu WFOE and Nanjing Xingmu
10.13**	English translation of Intellectual Property License Agreement entered into on September 26, 2019 by and between Xingmu WFOE and Nanjing Xingmu
10.14**	English translation of Shareholders’ Voting Rights Proxy Agreement entered into on September 26, 2019, by and among Xingmu WFOE, Nanjing Xingmu, and certain shareholders of Nanjing Xingmu
10.15**	English translation of Equity Pledge Agreement entered on September 26, 2019, by and between Xingmu WFOE, Nanjing Xingmu, and certain shareholders of Nanjing Xingmu
10.16**	English translation of Exclusive Call Option Agreement entered on September 26, 2019, by and between Xingmu WFOE, Nanjing Xingmu and certain shareholders of Nanjing Xingmu
10.17**	English translation of Loan Agreement entered into on September 26, 2019 by and between certain shareholders of Nanjing Xingmu and Xingmu WFOE
10.18**	English translation of Spousal Consent Letter signed by Ms. Jiajia Chen dated September 26, 2019
10.19**	English translation of Spousal Consent Letter signed by Ms. Yan Wang dated September 26, 2019

10.20**	Securities Purchase Agreement, dated July 28, 2023, by and between Boqii Holding Limited and VG Master Fund SPC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K (File No. 001-39547), filed with the Securities and Exchange Commission on July 31, 2023).
10.21**	Amendment No. 1 to Securities Purchase Agreement, dated August 16, 2023, by and between Boqii Holding Limited and VG Master Fund SPC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K (File No. 001-39547), filed with the Securities and Exchange Commission on August 16, 2023).
10.22**	Form of Securities Purchase Agreement, dated February 13, 2025, by and between Boqii Holding Limited and multiple purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K (File No. 001-39547), filed with the Securities and Exchange Commission on February 20, 2025).
10.23**	Form of Registration Rights Agreement, dated February 13, 2025, by and between Boqii Holding Limited and multiple purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 6-K (File No. 001-39547), filed with the Securities and Exchange Commission on February 20, 2025).
21.1**	Principal Subsidiaries and VIEs of the Registrant
23.1*	Consent of Assentsure PAC, Independent Registered Public Accounting Firm
23.2**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3**	Guangdong Shenmou Law Firm (included in Exhibit 5.2)
24.1**	Powers of Attorney (included on signature page)
99.1**	Code of Business Conduct and Ethics of the Registrant
107**	Filing Fee Table

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on June 26, 2025.

Boqii Holding Limited

By:	/s/ Yingzhi (Lisa) Tang
	Name:	Yingzhi (Lisa) Tang
	Title:	Director, co-Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yingzhi (Lisa) Tang as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 26, 2025.

Signature	Title

*	Director, Chairman and Chief Executive Officer (principal executive officer)
Hao (Louis) Liang

*	Director, co-Chief Executive Officer and Chief Financial Officer
Yingzhi (Lisa) Tang

*	Director
Guangyu Luo

*	Director
Su Zhang

*By:	/s/ Yingzhi (Lisa) Tang
Name:	Yingzhi (Lisa) Tang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Boqii Holding Limited, has signed this registration statement or amendment thereto in New York on June 26, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.

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